Exhibit 99.1

CHEVRON CORPORATION	CHEVRON U.S.A. INC.

LETTER OF TRANSMITTAL AND CONSENT

Offers to Exchange

All Outstanding Notes of Noble Energy, Inc. of the Series Specified Below

and Solicitation of Consents to Amend the Related Indentures

Pursuant to the Preliminary Prospectus, Subject to Completion, dated December 3, 2020

Early Participation Date: 5:00 p.m., New York City Time, December 16, 2020, unless extended

Consent Revocation Deadline: 5:00 p.m., New York City Time, December 16, 2020, unless extended

Expiration Date: 9:00 a.m., New York City Time, January 4, 2021, unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the 10 series of notes described in the below table (collectively, the “Old Notes”) issued by Noble Energy, Inc. (“Noble Energy”) for notes to be issued by Chevron U.S.A. Inc. (“CUSA”) to be fully and unconditionally guaranteed on a unsecured basis by Chevron Corporation as described in the table below. References to “we,” “us” or “our” are to CUSA and Chevron Corporation collectively.

Aggregate Principal Amount (mm)	Title of Series of Old Notes	Issuer	CUSIP No.	Title of Series of Notes to be Issued by CUSA and Guaranteed by Chevron Corporation	Exchange Consideration (1)	Early Participation Premium (1)	Total Consideration (1)(2)
$100	7.250% Notes due 2023	Noble Energy, Inc.(3)	654894AE4	7.250% Notes due 2023	$970	$30	$1,000
$650	3.900% Notes due 2024	Noble Energy, Inc.	655044AH8	3.900% Notes due 2024	$970	$30	$1,000
$250	8.000% Senior Notes due 2027	Noble Energy, Inc.(3)	654894AF1	8.000% Notes due 2027	$970	$30	$1,000
$600	3.850% Notes due 2028	Noble Energy, Inc.	655044AP0	3.850% Notes due 2028	$970	$30	$1,000
$500	3.250% Notes due 2029	Noble Energy, Inc.	655044AQ8	3.250% Notes due 2029	$970	$30	$1,000
$850	6.000% Notes due 2041	Noble Energy, Inc.	655044AE5	6.000% Notes due 2041	$970	$30	$1,000
$1,000	5.250% Notes due 2043	Noble Energy, Inc.	655044AG0	5.250% Notes due 2043	$970	$30	$1,000
$850	5.050% Notes due 2044	Noble Energy, Inc.	655044AJ4	5.050% Notes due 2044	$970	$30	$1,000
$500	4.950% Notes due 2047	Noble Energy, Inc.	655044AN5	4.950% Notes due 2047	$970	$30	$1,000
$500	4.200% Notes due 2049	Noble Energy, Inc.	655044AR6	4.200% Notes due 2049	$970	$30	$1,000

(1)

Consideration in the form of principal amount of CUSA Notes (referring to the series of CUSA Notes corresponding to the series of Old Notes of like tenor and coupon) per $1,000 principal amount of Old Notes (as defined below) validly tendered and accepted for exchange, subject to any rounding as described herein.

(2)	Includes the Early Participation Premium (as defined below) for Old Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.
(3)	Formerly known as Noble Affiliates, Inc.

TENDERS OF OLD NOTES IN CONNECTION WITH ANY OF THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OF THE PARTICULAR EXCHANGE OFFER. FOLLOWING THE EXPIRATION DATE, TENDERS OF OLD NOTES MAY NOT BE VALIDLY WITHDRAWN UNLESS WE ARE OTHERWISE REQUIRED BY LAW TO PERMIT WITHDRAWAL. CONSENTS TO THE PROPOSED AMENDMENTS MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 16, 2020, UNLESS EXTENDED BY US, IN OUR SOLE DISCRETION (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “CONSENT REVOCATION DEADLINE”), BUT MAY NOT BE REVOKED AT ANY TIME THEREAFTER. CONSENTS MAY BE REVOKED ONLY BY VALIDLY WITHDRAWING THE ASSOCIATED TENDERED OLD NOTES. A VALID WITHDRAWAL OF TENDERED OLD NOTES PRIOR TO THE CONSENT REVOCATION DEADLINE WILL BE DEEMED TO BE A CONCURRENT REVOCATION OF THE RELATED CONSENT TO THE PROPOSED AMENDMENTS TO THE RELEVANT NOBLE INDENTURE (AS DEFINED BELOW), AND A REVOCATION OF A CONSENT TO THE PROPOSED AMENDMENTS PRIOR TO THE CONSENT REVOCATION DEADLINE WILL BE DEEMED TO BE A CONCURRENT WITHDRAWAL OF THE RELATED TENDERED OLD NOTES. HOWEVER, A VALID WITHDRAWAL OF OLD NOTES AFTER THE CONSENT REVOCATION DEADLINE WILL NOT BE DEEMED A REVOCATION OF THE RELATED CONSENTS, AND YOUR CONSENTS WILL CONTINUE TO BE DEEMED DELIVERED. THE EXCHANGE OFFERS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON JANUARY 4, 2021, UNLESS EXTENDED (SUCH DATE AND TIME AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”). YOU MAY WITHDRAW TENDERED OLD NOTES AT ANY TIME PRIOR TO THE EXPIRATION DATE. IF YOUR VALID WITHDRAWAL OF YOUR TENDERED OLD NOTES OCCURS AFTER THE CONSENT REVOCATION DEADLINE, YOU WILL NOT BE ABLE TO REVOKE THE RELATED CONSENT TO THE PROPOSED AMENDMENTS DESCRIBED BELOW.

Deliver to the exchange agent:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328	By E-mail: chevron@dfking.com Website: www.dfking.com/chevron	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

The undersigned hereby acknowledges receipt of the preliminary prospectus, subject to completion, dated December 3, 2020 (the “Prospectus”), of Chevron U.S.A. Inc., as issuer (“CUSA”), and Chevron Corporation, as guarantor, and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offers of CUSA and Chevron (each, an “exchange offer” and collectively, the “exchange offers”) to exchange each validly tendered and accepted note (each, an “Old Note” and collectively, the “Old Notes”) of a series listed on the cover page hereof issued by Noble Energy, for a new note (each, an “CUSA Note” and collectively, the “CUSA Notes”) of a corresponding series to be issued by CUSA and guaranteed by Chevron Corporation, (b) the solicitation of consents (each, a “consent solicitation” and collectively, the “consent solicitations”) to amend the Noble Indentures governing each series of the Old Notes, in the case of each of (a) and (b) above, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on December 16, 2020, unless extended by us, in our sole discretion (such date and time, as it may be extended, the “Early Participation Date”), and not validly withdrawn, holders of such Old Notes will be eligible to receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of the corresponding CUSA Notes. The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of the corresponding series of CUSA Notes per $1,000 principal amount of Old Notes. In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders of such Old Notes will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of the corresponding series CUSA Notes per $1,000 principal amount of Old Notes. No additional payment will be made for a holder’s consent to the proposed amendments to the Noble Indentures.

The CUSA Notes will be issued only in denominations of $2,000 and whole multiples of $1,000 thereafter. We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of CUSA Notes below the applicable minimum denomination. If CUSA would be required to issue a CUSA Note in a denomination other than $2,000 and whole multiples of $1,000 thereafter, we will, in lieu of such issuance:

•

issue a CUSA Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $2,000 and whole multiples of $1,000 thereafter; and pay a cash amount equal to the difference between (i) the principal amount of the CUSA Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the CUSA Note actually issued in accordance with this paragraph (the “cash rounding amounts”); plus

•

pay accrued and unpaid interest on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent (as defined below) in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by The Depository Trust Company (“DTC”) to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Chevron Corporation or CUSA be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed in the Prospectus under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the Requisite Consents (as defined below). CUSA and Chevron Corporation may, at their option and in their sole discretion, waive any such conditions, except the condition that the registration statement of which the Prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”). All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

The proposed amendments may become effective with respect to any series of Old Notes for which the Requisite Consents are received even if Requisite Consents are not received with respect to all series of Old Notes issued under the same Noble Indenture.

The table below sets forth, with respect to each series of Old Notes, among other things: the relevant Noble Indenture and the requisite consent applicable to such series of Old Notes (the “Requisite Consents”):

Title of Series of Old Notes	Issuer	Indenture	Requisite Consent
7.250% Notes due 2023	Noble Energy, Inc.(2)	1993 Indenture	Majority by series(1)
8.000% Senior Notes due 2027	Noble Energy, Inc.(2)	1997 Indenture	Majority by series(1)
6.000% Notes due 2041	Noble Energy, Inc.	2009 Indenture	Majority by series(1)
5.250% Notes due 2043	Noble Energy, Inc.	2009 Indenture	Majority by series(1)
3.900% Notes due 2024	Noble Energy, Inc.	2009 Indenture	Majority by series(1)
5.050% Notes due 2044	Noble Energy, Inc.	2009 Indenture	Majority by series(1)
3.850% Notes due 2028	Noble Energy, Inc.	2009 Indenture	Majority by series(1)
4.950% Notes due 2047	Noble Energy, Inc.	2009 Indenture	Majority by series(1)
3.250% Notes due 2029	Noble Energy, Inc.	2009 Indenture	Majority by series(1)
4.200% Notes due 2049	Noble Energy, Inc.	2009 Indenture	Majority by series(1)

(1)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(2)	Formerly Noble Affiliates, Inc.

This Letter of Transmittal is to be used to accept one or more of the exchange offers if the applicable Old Notes are to be tendered by effecting a book-entry transfer into the exchange agent’s account at DTC and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Unless you intend to tender Old Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offers.

Holders of Old Notes tendering Old Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the applicable exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offers as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Delivery of Old Notes pursuant to a notice of guaranteed delivery is not permitted and any Old Notes so delivered shall not be considered validly tendered.

Holders tendering Old Notes will thereby consent to the proposed amendments to the relevant Noble Indenture governing the Old Notes of such series tendered, as described in the Prospectus. The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the Old Notes tendered.

Assuming the conditions to the exchange offers are satisfied (including that the registration statement of which this prospectus forms a part has been declared effective) or, where permitted, waived, CUSA will issue the CUSA Notes in book-entry form and pay the cash rounding amounts, if any, on the Settlement Date, which is expected to be promptly on or about the second business day following the Expiration Date.

We will be deemed to have accepted validly tendered Old Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the relevant Noble Indenture) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of CUSA Notes and payment of any cash rounding amounts in connection with the exchange of Old Notes accepted by us will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Old Notes for the purpose of receiving consents and Old Notes from, and transmitting CUSA Notes and cash rounding amounts, if any, to such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Old Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

It is expected that the supplemental indentures for the proposed amendments to the Noble Indentures will be duly executed and delivered by Noble Energy and the respective Noble Energy Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the proposed amendments contained therein will become operative from the Settlement Date, subject to the satisfaction or waiver of the conditions to the relevant exchange offer.

D.F. King & Co., Inc., as exchange agent (the “exchange agent”), will act as agent for the tendering holders of Old Notes for the purpose of receiving any cash payments from CUSA. DTC will receive the CUSA Notes from the exchange agent and deliver CUSA Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives CUSA Notes with respect to Old Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offers and consent solicitations means any person in whose name Old Notes are registered on the books of Noble Energy or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offers and consent solicitations. Holders who wish to tender their Old Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

To effect a valid tender of Old Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered” below and sign this Letter of Transmittal where indicated.

The CUSA Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below, and the payment of the cash rounding amounts will be made by credit to the DTC account of the undersigned (unless specified otherwise in the “Special Payment Instructions” below) in immediately available funds. Failure to provide the information necessary to effect delivery of CUSA Notes will render a tender defective and CUSA will have the right, which it may waive, to reject such tender.

List below the Old Notes to which this Letter of Transmittal relates. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF OLD NOTES TENDERED

AND IN RESPECT OF WHICH CONSENTS ARE DELIVERED

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON OLD NOTES.	SERIES/TITLE OF SECURITY	CUSIP NO. OF TENDERED OLD NOTE(S)	CERTIFICATE NUMBER(S)(1)	TOTAL PRINCIPAL AMOUNT HELD	PRINCIPAL AMOUNT TENDERED AND AS TO WHICH CONSENTS ARE DELIVERED(2)

(1)	The certificate number need not be completed by holders tendering by book-entry transfer.
(2)

Unless otherwise indicated, any tendering holder of Old Notes will be deemed to have tendered the entire aggregate principal amount represented by such Old Notes. The CUSA Notes will be issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. If CUSA would be required to issue a CUSA Note in a denomination other than $2,000 and whole multiples of $1,000 thereafter, we will, in lieu of such issuance, (i) issue a CUSA Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $2,000 and whole multiples of $1,000 thereafter; and pay the cash rounding amount (as defined above); plus (ii) pay accrued and unpaid interest on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent (as defined under “—The Exchange Offers and Consent Solicitation—Exchange Agents, Information Agents and Dealer Manager”) in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Chevron Corporation or CUSA be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

☐	CHECK HERE IF TENDERED OLD NOTES ARE ENCLOSED HEREWITH.

☐

CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

By crediting the Old Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offers, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to CUSA, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of each series of Old Notes indicated in the table above entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered” (or, if no principal amount is indicated therein, with respect to the entire aggregate principal amount represented by the series of Old Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts, to the proposed amendments described in the Prospectus to the relevant Noble Indenture and to the execution of a supplemental indenture (each, a “Supplemental Indenture”) effecting such amendments.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked after the Consent Revocation Deadline, 5:00 p.m., New York City time, on December 16, 2020, unless extended, and that tendered Old Notes may not be withdrawn after the Expiration Date, 9:00 a.m., New York City time, on January 4, 2021. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CUSA is required by law to permit withdrawal. A valid withdrawal of tendered Old Notes prior to the Expiration Date will constitute the concurrent valid revocation of such holder’s related consent. However, a valid withdrawal of tendered Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and such holder’s consents will continue to be deemed delivered.

If the undersigned is not the registered holder of the Old Notes indicated in the table above entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered” or such holder’s legal representative or attorney-in-fact (or, in the case of Old Notes held through DTC, the DTC participant for whose account such Old Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such Old Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed in the Prospectus under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement of which the Prospectus forms a part has been declared effective by the Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The Requisite Consents must be received with respect to each series of Old Notes in order for the proposed amendments to be adopted with respect to such series and the respective Noble Indenture; however, the proposed amendments may become effective with respect to any series of Old Notes for which the Requisite Consents are received even if Requisite Consents are not received with respect to all series of Old Notes issued under the same Noble Indenture.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offers, Old Notes of any series validly tendered and accepted for exchange and not validly withdrawn will be exchanged for CUSA Notes of the corresponding series. The undersigned understands that, under certain circumstances, CUSA may not be required to accept any of the Old Notes tendered (including any such Old Notes tendered after the Expiration Date). If any Old Notes are not accepted for exchange for any reason or if Old Notes are withdrawn, such unexchanged or withdrawn Old Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the applicable exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of CUSA Notes and the payment of the cash rounding amounts, in exchange for Old Notes tendered by this Letter of Transmittal upon the terms and subject to the conditions of the exchange offers set forth in the Prospectus, the undersigned hereby:

(1)

irrevocably sells, assigns and transfers to or upon the order of CUSA all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Old Notes tendered thereby;

(2)	represents and warrants that the Old Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

(3)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” with respect to the series of Old Notes tendered.

The undersigned understands that tenders of Old Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by CUSA, will constitute a binding agreement between the undersigned and CUSA upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to any tendered Old Notes (with full knowledge that the exchange agent also acts as the agent of CUSA), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such Old Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of CUSA;

(2)	present such Old Notes for transfer of ownership on the books of CUSA;

(3)	deliver to CUSA and the relevant Noble Trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments;

(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the exchange offers, as described in the Prospectus; and

(5)	receive on behalf of the undersigned the CUSA Notes issuable, and cash payable, in respect of such Old Notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will interest on the cash rounding amounts be paid by CUSA, by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will CUSA be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offers and consent solicitations and the undersigned’s acceptance of such exchange offers and consent solicitations do not contravene the applicable laws of where it is located and that its participation in the exchange offers and consent solicitations will not impose on CUSA any requirement to make any deliveries, filings or registrations.

The undersigned hereby represents and warrants as follows:

(1)

The undersigned (i) has full power and authority to tender the Old Notes tendered hereby and to tender, sell, assign and transfer all right, title and interest in and to such Old Notes and (ii) either has full power and authority to consent to the proposed amendments to the Noble Indenture relating to such series of Old Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority.

(2)

The Old Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such Old Notes by CUSA, CUSA will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by CUSA.

(3)

The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or CUSA to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of the Supplemental Indenture with respect to each applicable series of Old Notes.

(4)

The undersigned acknowledges that none of CUSA, Chevron Corporation, Noble Energy, the dealer manager, the solicitation agent, the exchange agent, the information agent or the trustees under the Noble Indentures or the CUSA Indenture, or any person acting on behalf of any of the foregoing, has made any statement, representation, or warranty, express or implied, to it with respect to CUSA, Chevron Corporation, Noble Energy or the offer or sale of any CUSA Notes, other than the information included in the Prospectus.

(5)

Each holder and transferee of an CUSA Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the CUSA Notes constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) the acquisition and holding of the CUSA Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(6)

The terms and conditions of the exchange offers and consent solicitations shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that tenders of Old Notes may be withdrawn only at any time prior to the Expiration Date. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless we are required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the relevant Noble Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. A notice of withdrawal with respect to tendered Old Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by CUSA to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment, and will extend the relevant exchange offers and consent solicitations as well as extend the Consent Revocation Deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Old Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered,” for the cash rounding amount in respect of any Old Notes accepted for exchange and for any book-entry transfers of Old Notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any cash rounding amount in respect of any Old Notes accepted for exchange, and for any book-entry transfers of Old Notes not accepted for exchange, in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that CUSA has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any Old Notes from the holder(s) thereof if CUSA does not accept for exchange any of the principal amount of the Old Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

SPECIAL PAYMENT INSTRUCTIONS

(SEE INSTRUCTIONS 2, 4 AND 5)

To be completed ONLY if (i) payment of any cash rounding amount is to be credited to an account maintained at DTC other than the account indicated above, or (ii) Old Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

☐	Credit any cash rounding amount or unexchanged Old Notes delivered by book-entry transfer to DTC account number set forth below:

DTC Account Number:

Name:
(PLEASE PRINT OR TYPE)

Address:
(INCLUDE ZIP CODE)

Tax Identification or Social Security No:

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT OLD NOTES ARE BEING PHYSICALLY TENDERED HEREBY (PLEASE ALSO INCLUDE A COMPLETED FORM W-9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the relevant Noble Indenture(s) (and to the execution of the Supplemental Indenture or Supplemental Indentures effecting such amendments) with respect to, the principal amount of each series of Old Notes indicated in the table above entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of Old Notes

X

X

Dated: _______________

(The above lines must be signed by the registered holder(s) of Old Notes as the name(s) appear(s) on the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Old Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by CUSA, submit evidence satisfactory to CUSA of such person’s authority so to act.

See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name:
(PLEASE PRINT OR TYPE)

Capacity:

Address(es):
(INCLUDE ZIP CODE)

Area Code and Telephone Number:

Tax Identification or Social Security No:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

See Instruction 4.

Certain signatures must be guaranteed by a Medallion Signature Guarantor.

Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated: ______________

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS

AND CONSENT SOLICITATIONS

1. Delivery of Letter of Transmittal.

This Letter of Transmittal is to be completed by holders if tenders of Old Notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Old Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the Expiration Date of the applicable exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the applicable exchange offer by causing DTC to transfer Old Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the Expiration Date of such exchange offer. The exchange agent will make available its general participant account at DTC for the Old Notes for purposes of the exchange offers.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to CUSA, Chevron Corporation, DTC or the dealer manager and solicitation agent.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, CUSA recommends that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Any beneficial owner whose Old Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee should be aware that such custodial entity may have deadlines earlier than the Expiration Date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s Old Notes. Accordingly, such beneficial owners wishing to participate in the exchange offers and consent solicitations should contact any custodial entities through which such Old Notes are held as soon as possible in order to determine the times by which such owner must take actions to participate in exchange offers and consent solicitations.

Neither CUSA nor the exchange agent is under any obligation to notify any tendering holder of CUSA’s acceptance of tendered Old Notes prior to the expiration of the exchange offers.

2. Delivery of CUSA Notes.

CUSA Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered.” Failure to do so will render a tender of Old Notes defective and CUSA will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any CUSA Notes delivered pursuant to the exchange offers and to obtain the information necessary to complete the table.

3. Amount of Tenders.

Tenders of Old Notes (and corresponding consents thereto) will only be accepted in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Book-entry transfers to the exchange agent should be made in the exact principal amount of Old Notes tendered in respect of which a consent is given. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the applicable minimum authorized denomination set forth above.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures.

For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Old Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•

this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Old Notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or

•	the Old Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the Old Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Old Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the Old Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of Old Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such Old Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the Old Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Old Notes) listed and tendered hereby, then no endorsements of the tendered Old Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Old Notes, the registered holder (or acting holder) must either validly endorse the Old Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Old Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Old Notes, exactly as the name of such participant appears on such security position listing), with the signature on the Old Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the Old Notes are tendered for the account of an eligible institution).

If Old Notes are to be tendered by any person other than the person in whose name the Old Notes are registered, then the Old Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the Old Notes, with the signature(s) on the Old Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

CUSA will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Old Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by CUSA, evidence satisfactory to CUSA of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee and instruct it to tender on the owners’ behalf, if such beneficial owners desire to tender such Old Notes.

5. Special Payment Instructions.

If cash consideration for the Old Notes tendered hereby is to be credited to a DTC account other than as indicated in the table entitled “Description of Old Notes Tendered and in Respect of Which Consents are Delivered,” the signer of this Letter of Transmittal should complete the “Special Payment Instructions” box on this Letter of Transmittal. All Old Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which Old Notes were delivered.

6. Transfer Taxes.

We will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to CUSA in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number.

Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of Old Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS website at www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to Old Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the exchange agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Chevron Corporation, CUSA and Noble Energy reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Old Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal and consent) will be final and binding on all parties. None of Chevron Corporation, its subsidiaries (including CUSA and Noble Energy), the exchange agent, the information agent, the dealer manager, the solicitation agent, the Noble Energy Trustees or the CUSA Trustee, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived (which waiver may be made by us, in whole or in part, in our sole discretion, except that we may not waive the condition that the registration statement of which this prospectus forms a part be declared effective by the Commission). Old Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such Old Notes by crediting an account maintained at DTC designated by such participant, in either case promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We or any of our affiliates may, to the extent permitted by applicable law, after the Settlement Date, acquire some or all of the Old Notes that are not tendered and accepted in the exchange offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as it may determine, which with respect to any series of Old Notes may be more or less favorable to holders than the terms of the applicable exchange offer. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

9. Waiver of Conditions.

We reserve the absolute right to amend or waive any of the conditions to the exchange offers and consent solicitations, except the condition that the registration statement relating to the CUSA Notes has been declared effective by the Commission. The proposed amendments may become effective with respect to any series of Old Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

10. Withdrawal.

Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

11. Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

In order to tender, a holder of Old Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below or tender pursuant to ATOP.

The exchange agent and information agent for the exchange offers and the consent solicitations for the Old Notes is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328	By E-mail: chevron@dfking.com Website: www.dfking.com/chevron	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005

Any questions or requests for assistance regarding the Old Notes may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The dealer manager and solicitation agent for the

exchange offers and the consent solicitations for the Old Notes is:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Phone: (704) 999-4067

Email: debt_advisory@bofa.com